                             JOINT FILER INFORMATION

       NAME:                                         Frost Gamma Investments Trust
       ADDRESS:                                        4400 Biscayne Blvd
                                                        Miami, FL 33137
       Designated Filer:                        Phillip Frost, M.D.
       Issuer and Ticker Symbol:                 Opko Health, Inc. (OPK)
       Date of Event Requiring
       Statement:                                        September 21, 2007

       FROST GAMMA INVESTMENTS TRUST
             by:      /s/ Phillip Frost MD
                          Phillip Frost, M.D., Trustee